                                                                     EXHIBIT 2.4


                            COMPANY VOTING AGREEMENT

        THIS COMPANY VOTING AGREEMENT (this "Agreement") is made and entered into as of October 20, 1999, among Critical Path, Inc., a California corporation ("Parent"), and the undersigned shareholder (the "Shareholder") of ISOCOR, a California corporation (the "Company").

                                    RECITALS

        A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as provided by the Reorganization Agreement;

        B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

        C. In consideration of the execution of the Reorganization Agreement by Parent, Shareholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of the Company over which Shareholder has voting power so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

               1.1 "Expiration Date" shall mean the record date of the shareholder meeting to be held to approve the Merger and the Reorganization Agreement.

               1.2 "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

               1.3 "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

               1.4 Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

        2. Transfer of Shares.

               2.1 Transferee of Shares to be Bound by this Agreement. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless such Transfer is in accordance with any affiliate agreement between Shareholder and Parent contemplated by the Reorganization Agreement and each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) ("Proxies"); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement. Notwithstanding the foregoing provisions of this Section 2.1, with respect to a distribution to the constituent partners of the Shareholder pursuant to the partnership agreement of the Shareholder, the Shareholder will only be required to comply with clauses (a) and (b) of the preceding sentence with respect to up to ten (10) of the constituent partners among those with the largest partnership interests in the Shareholder, which constituent partners shall have received at least 50% of the Shares held by the Shareholder in any such distribution; provided that the Shareholder shall also recommend that the constituent partners of the Shareholder vote in favor of and approve the Reorganization Agreement, the Agreement of Merger and the Merger (as those terms are defined in the Reorganization Agreement).

               2.2 Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

        3. Agreement to Vote Shares. At every meeting of the shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder (in his or her capacity as such) shall cause the Shares to be voted in favor of approval of the Reorganization Agreement, the related Agreement of Merger and the Merger and in favor of any matter that could reasonably be expected to facilitate the Merger. Furthermore, at every meeting of the shareholders of the Company called, and at every adjournment thereof, and an every action or approval by written consent of the shareholders of the Company, Shareholder (in his or her capacity as such) shall cause the Shares to be voted against approval of any other Acquisition Proposal (as defined in the Reorganization Agreement).

        4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.


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        5. Representations and Warranties of the Shareholder.

               5.1 Shareholder (i) is the beneficial owner of the shares of Company Common Stock and the options to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that would adversely affect the ability of Shareholder to carry out its obligations pursuant to this Agreement; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

               5.2 Shareholder has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Merger is expected to be effected pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), and as such will not be deemed "restricted securities" within the meaning of Rule 144 promulgated thereunder (except as discussed below) and resale of such shares will not be subject to any restrictions other than as set forth in Rule 145 promulgated under the Act and
(ii) Shareholder may be deemed to be an affiliate of the Company. Shareholder accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Shareholder in the Merger unless (x) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act pursuant to an effective registration statement under the Act or pursuant to an exemption from the registration requirements of such Act, (y) an authorized representative of the SEC takes the position in writing to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written position ("No Action Correspondence") is delivered to Parent, or (z) Shareholder delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act. Notwithstanding the foregoing, in the event Shareholder is an affiliate of the Parent, any shares of Parent Common Stock held by Shareholder will be subject to restrictions pursuant to Rule 144 promulgated under the Act.

               5.3 Shareholder has been advised that Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Shareholder pursuant to the Merger and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED (A) IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT, (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR (C) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT."

        The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall instruct its transfer agent to remove such legend, if Shareholder delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee),
(ii) a copy of the No Action Correspondence, (iii) an opinion of counsel, in form and substance reasonably satisfactory to Parent to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145, or
(iv) a written request for removal of such legend after the earlier of (x) the inapplicability of Rule 145 by its terms, (y) the effective date of any action by the SEC eliminating the restrictions upon sale, transfer or disposition under Rule 145 or otherwise rendering compliance with such restrictions unnecessary, or (z) the effective date an effective registration statement relating to such shares.

        6. Additional Documents. Shareholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

        7. Legending of Shares. If so requested by Parent, Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Shareholder agrees that Shareholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

        8. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

        9. Miscellaneous.

               9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

               9.2 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

               9.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

               9.5 Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

               if to Parent, to:

               Critical Path, Inc.
               320 First Street
               San Francisco, CA 94105
               Attention: Doug Hickey
                          Telephone No.: (415) 808-8800
                          Telecopy No.: (415) 808-8777

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Alan K. Austin
                          Telephone No.: (650) 493-9300
                          Telecopy No.: (650) 493-6811

               if to Shareholder: to the address for notice set forth on the signature page hereof.

               9.6 Governing Law. This Agreement shall be governed by the laws of the State of California, without reference to rules of conflicts of law.

               9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

               9.8 Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

               9.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.



CRITICAL PATH, INC.                     SHAREHOLDER


By: Signature of Authorized Signatory   By: /s/ Brentwood Associates V, L.P.
                                            ------------------------------------
                                        By Brentwood Ventures, L.P.,
                                        General Partner
                                        By G. Bradford Jones,
                                        General Partner



Name: _______________________________   Name: Brentwood Associates V, L.P.

Title: ______________________________   Title: General Partner

                                          11150 Santa Monica Blvd., Ste. 1200
                                          Los Angeles, CA 90025
                                          Print Address

                                          (310) 477-7678
                                          Telephone

                                          (310) 312-1868
                                          Facsimile No.

                                          Share beneficially owned:

                                          607,618 shares of Company Common Stock

                                          0 shares of Company Common Stock
                                          issuable upon exercise of
                                          outstanding options or warrants



                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                IRREVOCABLE PROXY

        The undersigned shareholder of ISOCOR, a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Critical Path, Inc., a California corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

        This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date herewith by and among Parent and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), among Parent, Initialize Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

        The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Merger, the execution and delivery by the Company of the Reorganization Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Reorganization Agreement and any action required in furtherance hereof and thereof.

        The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

        Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

        This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: October 20, 1999


                      Signature of Shareholder: /s/ Brentwood Associates V, L.P.
                                                --------------------------------
                                                By Brentwood Ventures, L.P.,
                                                General Partner
                                                By G. Bradford Jones,
                                                General Partner


                      Print Name of Shareholder: Brentwood Associates V, L.P.

                      Shares beneficially owned:

                             607,618 shares of the Company Common Stock

                             0 shares of the Company Common Stock issuable upon exercise of outstanding options or warrants

















                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]